Exhibit 5.0

Glast, Phillips & Murray
A Professional Corporation

Attorneys and Counselors ______	815 Walker, Suite 1250 Houston, Texas 77002 (713) 237-3111 Telecopier (713) 237-3202	Dallas (972) 419-8300 ______ San Antonio (210) 244-4100

December 20, 2007

Mr. David Wallace
Ecoland International, Inc.
4425 Ventura Canyon Avenue, Suite 105
Sherman Oaks, California 91423

Re:	Registration Statement on Form SB-2

Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form SB-2, originally filed by Ecoland International, Inc. (the “Company”) on February 1, 2007 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (such Registration Statement as amended from time to time is referred to herein as the “Registration Statement”). The Registration Statement relates to the registration of an aggregate of 4,650,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), which may be offered for resale by the selling shareholder listed therein. We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and preparation for issuance of the Shares. We have examined all such documents as we consider necessary to enable us to render this Opinion.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. As to various questions of fact material to this Opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued and delivered by the Company as described in the Registration Statement will be legally issued, fully paid and non-assessable.

The opinions set forth herein are limited to the laws of the State of Nevada and applicable federal laws.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ Glast, Phillips & Murray, P.C.